Exhibit 10.2

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of June 11, 2009 (this “Agreement”), is entered into by and among Applied Solar, Inc. (f/k/a Open Energy Corporation), a Nevada corporation (the “Borrower”) and The Quercus Trust, in its capacity as lender under the Loan and Security Agreement dated May 18, 2009 (“May 2009 LSA”), the Loan and Security Agreement dated April 29, 2008 (“April 2008 LSA”), and holder of the Series B Convertible Note dated September 19, 2007 (the “Series B Note”) (in such capacities, the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to the May 2009 LSA, the April 2008 LSA and the Series B Note, including all annexes, exhibits and schedules thereto (as the same may from time to time have been amended, restated, supplemented or otherwise modified as of the date hereof, the “Loan Agreements”);

WHEREAS, the Specified Defaults (as hereinafter defined) have occurred and are continuing as of the date hereof;

WHEREAS, Borrower has requested that Lender forbear from the exercise of its rights and remedies under the Loan Agreements and other instruments and agreements executed and delivered to the Lender in connection therewith (collectively with the Loan Agreements, the “Loan Documents”) notwithstanding the occurrence of one or more Specified Defaults; and

WHEREAS, subject to the terms and conditions hereof, Lender has agreed to forbear from the exercise of certain of its rights under the Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the parties hereto hereby agree as follows:

1. Defined Terms.  Each capitalized term used herein and not otherwise defined herein shall have the meaning attributed to such term in the applicable Loan Agreement.  Each of the following capitalized terms shall have the meaning set forth below:

(a) “Forbearance Default” means the occurrence of any Default or Event of Default, other than the Specified Defaults.

(b) “Forbearance Period” means the period beginning on the date hereof and ending on the Forbearance Termination Date.

(c) “Forbearance Termination Date” means the earliest to occur of (i) 5:00 p.m. (pacific daylight time) on July 1, 2009, (ii) the date upon which a Forbearance Default occurs, or (iii) the breach by any Borrower of any representation, warranty, covenant, or agreement contained herein.

(d) “Specified Defaults” means the following Defaults and/or Events of Default under the Loan Agreements:

(i) Borrower’s breach of Section 8.2 of the Series B Note;

(ii) Borrower’s breach of Sections 8.1, 8.2 and 8.8 (by reason of Borrower’s violation of the covenant in Section 7.10(vi) of the April 2008 LSA) of the April 2008 LSA; and

(iii) Borrower’s breach of Section 4(a)(vi) of the Series B Note.

2. Representations, Warranties, Confirmations, and Agreements by Borrower with respect to Specified Defaults and Obligations.

(a) The Borrower represents and warrants to Lender that (i) the Specified Defaults have occurred and are continuing; and (ii) no Defaults or Events of Defaults other than the Specified Defaults have occurred and are continuing as of the date hereof or, as of the date hereof, are expected to occur prior to the expiration of the Forbearance Period.

(b) The Borrower acknowledges and agrees that as of the date hereof, the principal balances of the outstanding Obligations under the Loan Agreements (which amount does not include interest (other than interest which has been capitalized and added to the principal balances of the Loans), fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Loan Agreements) are as follows:

Loan Agreement	Principal Balance of Outstanding Obligations
May 2009 LSA	At least $698,000
April 2008 LSA	At least $3,216,848
Series B Note	At least $20,000,000
TOTAL	At least $23,914,848

The Borrower confirms, acknowledges, and agrees that all of the Obligations, including those set forth above, are valid and outstanding, and the Borrower does not have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations, and the Borrower hereby indemnifies, holds harmless, and forever releases the Lender from any and all liens, claims, interests and causes of action of any kind or nature that the Borrower or any other party now has or may hereafter have against the Lender that relate to the Loan Agreements or other Loan Documents based on facts existing on or before the date hereof or that are related to or arise in connection with this Agreement, other than a breach hereof by the Lender.

(c) The Borrower confirms, acknowledges, and agrees that, with the exception of the limited forbearance described in this Agreement that is subject to the terms and conditions hereof, the Lender has now and will have the right to accelerate the Obligations and exercise other rights and remedies based upon the occurrence and continuance of any Specified Default that occurs, and that this Agreement and the limited forbearance described herein is of substantial value to the Borrower.

(d) The Borrower agrees that it shall cooperate, and that it shall direct its advisors and counsel to cooperate, with the Lender, in all respects during the Forbearance Period.

(e) The Borrower agrees that during the Forbearance Period it will pay all interest and all other amounts due to the Lender under the Loan Agreements or other Loan Documents in a timely manner.

3. Agreement to Forbear.

(a) During the Forbearance Period, the Lender hereby agrees to forbear from exercising its rights and remedies against the Borrower that may exist by virtue of the Specified Defaults under the Loan Agreements or any of the other Loan Documents.

(b) Nothing in this Agreement shall be construed as a waiver of or acquiescence to the Specified Defaults, and the Specified Defaults shall continue in existence notwithstanding the agreement of the Lender, as set forth herein, to forbear in the exercise of rights and remedies against the Borrower on the terms and for the period set forth herein.  Except as expressly provided herein, the execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any term or aspect of the Loan Agreements or the other Loan Documents; (ii) extend the terms of the Loan Agreements or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Lender to extend, amend, waive or otherwise modify any term or condition of the Loan Agreements or any of the other Loan Documents; or (iv) give rise to any defenses or counterclaims to the right of the Lender to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Loan Agreements and the other Loan Documents.  During the Forbearance Period, the Lender may exercise all rights and remedies against the Borrower that may exist by virtue of the occurrence and continuance of any Forbearance Default.  Following the Forbearance Period, the Obligations shall accelerate and the Lender may exercise all other rights and remedies against the Borrower that may exist by virtue of the occurrence and continuance of any Specified Default or any Forbearance Default that occurs.  Except as expressly set forth in paragraph 3(a) above, the Lender hereby expressly reserves all of its rights and remedies under the Loan Documents and under applicable law with respect to the Specified Defaults and otherwise.

4. Conditions to Effectiveness.  The effectiveness of this Agreement is expressly conditioned upon the Lender’s receipt of the following:

(a) a duly executed counterpart of this Agreement from Borrower; and

(b) an amendment fee in the amount of $10,000.00, which is intended to compensate Lender for thecosts and expenses of Lender incurred in connection with the preparation of this Agreement, including the costs and expenses of its counsel.

5. Effect on the Loan Agreements and Loan Documents.  Except as expressly set forth herein, all of the terms, conditions and covenants of the Loan Agreements and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed.

6. Costs and Expenses.  Without limiting any rights that exist under the Loan Documents, except for the amendment fee set forth in Section 4(b) of this Agreement, each party shall pay its own costs and expenses in connection with the preparation of this Agreement.

7. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page to this Agreement by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with California law, without regard to its conflict of laws principles.

9. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No Person other than the parties hereto and the Lender not a signatory hereto shall have any rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights are hereby expressly disclaimed.

10. Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

“Borrower”

Applied Solar, Inc., a Nevada corporation

By: _________________________
Name:
Its:

“Lender”

The Quercus Trust

By: __________________________
Name: David Gelbaum
Its: Trustee